UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009

ZHAOHENG HYDROPOWER COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-52786	41-1484782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

F/19, Unit A, JingFengCheng Building
5015 Shennan Road, Shenzhen PRC 518015

 (Address of principal executive offices and Zip Code)

(011-86) 755-8207-0966

 (Registrant’s telephone number, including area code)

Not applicable.

 (Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This current report responds to the following items on Form 8-K:

Item 1.01     Entry into a Material Definitive Agreement

Item 9.01     Financial Statements and Exhibits

As used in this current report and unless otherwise indicated, the terms “we”, “our” and “the Company” refer to Zhaoheng Hydropower Company.  Reference to “China” means the “People’s Republic of China”. References to “MW” and “kWh” mean megawatt and kilowatt hour, respectively.

Item 1.01         Entry into a Material Definitive Agreement

General

On June 23, 2009, our subsidiary Shenzhen Zhaoheng Hydropower Co., Ltd. (“Shenzhen Zhaoheng”) entered into two Equity Transfer Agreements (each, a “Transfer Agreement” and collectively, the “Transfer Agreements”) with Wenshan Malipo Zijin Tungsten Group Co., Ltd. (“Zijin”), pursuant to which Shenzhen Zhaoheng agreed to acquire 22% and 90% of the equity of Wenshan Huayi Energy Co., Ltd. (“Huayi”) and Malipo County Runhong Hydropower Co., Ltd. (“Runhong”), respectively.  Huayi owns Mangun Cascade V Hydropower Station and Runhong owns Nawanghe Cascade I Hydropower Station and Nawanghe Cascade II Hydropower Station, all of which are located in Malipo County of Yunnan Province in China.

The Transfer Agreement

The following are summaries of the material terms of each Transfer Agreement, copies of which are annexed hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Transfer Agreement with Huayi

This Transfer Agreement was entered into by and between Zijin and Shenzhen Zhaoheng (the “Huayi Transfer Agreement”).

Pursuant to the Huayi Transfer Agreement, Shenzhen Zhaoheng has agreed to pay a total consideration of RMB19.8 million to  Zijin in exchange for a 22% equity interest in Huayi.  Shenzhen Zhaoheng has further agreed to pay an initial RMB5 million as deposit to Zijin within three days of the signing of the Huayi Transfer Agreement and the remaining balance of RMB14.8 million within five days of registering the change in equity ownership with the Administration for Industry and Commerce as a result of the equity transfer.

Transfer Agreement with Runhong

This Transfer Agreement was entered into by and between Zijin and Shenzhen Zhaoheng (the “Runhong Transfer Agreement”).

Pursuant to the Runhong Transfer Agreement, Shenzhen Zhaoheng agreed to pay a total consideration of RMB25.81 million to Zijin in exchange for a 90% equity interest in Runhong.  Shenzhen Zhaoheng has further agreed to pay an initial RMB2 million to Zijin within 15 days of the third anniversary of the Runhong Transfer Agreement (but no later than July 10, 2012) and another RMB2 million within 15 days of the fourth anniversary of the Runhong Transfer Agreement (but no later than July 10, 2013).  Shenzhen Zhaoheng has agreed to pay the remaining balance of RMB21.81 million within 15 days of the fifth anniversary of the Runhong Transfer Agreement (but no later than July 10, 2014).

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About Wenshan Huayi Energy Co., Ltd.

Huayi owns Mangun Cascade V Hydropower Station.  The station is located in Malipo County of the Yunnan Province in China.  Specifications for Mangun Cascade V Hydropower Station consist of two units, a water head of 57 meters, installed capacity of 40MW and a potential annual output capacity of 150 million kWh.  The current electricity tariff for Mangun Cascade V Hydropower Station is RMB0.15 per kWh.

About Malipo County Runhong Hydropower Co., Ltd.

Runhong owns Nawanghe Cascade I Hydropower Station and Nawanghe Cascade II Hydropower Station.  The stations are located in Malipo County of the Yunnan Province in China and are both still under construction.  Nawanghe Cascade I Hydropower Station is estimated to commence operation in September 2009 and Nawanghe Cascade II Hydropower Station is estimated to commence operation in 2010. Specifications for Nawanghe Cascade I Hydropower Station consist of a water head of 280 meters, installed capacity of 1.6MW and a potential annual output capacity of 5.9 million kWh.  Specifications for Nawanghe Cascade II Hydropower Station consist a water head of 344 meters, installed capacity of 10MW and a potential annual output capacity of 38 million kWh.

Item 9.01         Financial Statements and Exhibits

(d)                     Exhibits

Exhibit No.	Description
10.1	Equity Transfer Agreement of Wenshan Huayi Energy Co., Ltd. in Yunnan Province, dated June 23, 2009, between Zijin and Shenzhen Zhaoheng.
10.2	Equity Transfer Agreement of Malipo County Runhong Hydropower Co., Ltd. in Yunnan Province, dated June 23, 2009, between Zijin and Shenzhen Zhaoheng.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHAOHENG HYDROPOWER COMPANY (Registrant)

Date: June 26, 2009	By:	/s/ Guosheng Xu
Name: Guosheng Xu
Title: Chief Executive Officer